Exhibit 99.1

1047 Elwell Court, Palo Alto CA 94303 USA Tel (US): +1 (650) 390 9000 Tel (AU): 1-800-778-662 Fax: +1 650 390 9007 www.airxpanders.com

26 July 2017

Appendix 4C – Quarterly Cash Flow Report and Business Update

Highlights for the quarter ended 30 June 2017

●	Revenue increased by 474% compared to Q2 2016; driven by 343% unit sales growth
●	Unit growth of 145% as compared to Q1 2017
●	Revenue contribution from new sites in the United States ahead of plan
●	AeroForm® available in more than one hundred (100) hospitals across the US
●	Increased average unit selling price (ASP) in US market as compared to Q1 2017
●	Cash and short-term investments balance as of 30 June 2017 of US$27.2 million

Palo Alto, CA, United States – AirXpanders, Inc. (ASX: AXP), a medical device company focused on the design, manufacture, sale and distribution of the AeroForm® Tissue Expander System, today released its Appendix 4C – Quarterly Cash Flow report for the quarter ended 30 June 2017.

Revenue performance for the quarter was as follows:

(US$ in ‘000, unaudited)	Q2 2017	Q2 2016	% Growth
Revenue	$701	$122	474%
Units Sold	297	67	343%

Worldwide unit sales of the AeroForm Tissue Expander System in the second quarter of 2017 approached 300 units, an increase from 121 units in the first quarter of 2017, a 145% increase. AirXpanders continued its targeted market release of AeroForm in the United States in the second quarter of 2017, with unit sales of 176 units, compared to 38 units in the first quarter of 2017. Revenue growth in the second quarter again outpaced unit growth due to the additive impact of higher ASPs in the United States as compared to the Australian market.

Unit sales growth was also driven by continued success in Australia, where year over year unit growth was 81% (121 units vs. 67 units), resulting in the largest quarter in both revenue and units since launching in 2015. AeroForm continues to become increasingly sought after as the gold standard for use in patients undergoing two stage breast reconstruction following mastectomy.

“We are delighted by the early success we have achieved with our U.S. commercialisation efforts. In only our second quarter since initiating our targeted launch in the US, our sales representatives were able to on-board over 80 plastic surgeons targeted for the second phase of the U.S. commercial launch. Many of these sites quickly initiated clinical evaluations and commenced re-ordering in the second quarter. We are encouraged by the early pace of hospital approval and early clinician uptake of AeroForm, which is benefiting from the advocacy of both clinicians and patients alike,” said Scott Dodson, President and CEO of AirXpanders.

"We are still early in our launch, but we are encouraged by the implications of this initial momentum in the US for our plans to move to a full national launch in the US later this year once our manufacturing transfer to Costa Rica is complete."

The Company had total cash and short-term investment balances of US$27.2 million as of 30 June 2017. Short-term investments consist of highly liquid, U.S. Treasury securities, with maturities scheduled over the next 12 months. Cash outflow for operating activities during the quarter was US$8.4 million, compared to US$6.7 million in the previous quarter. This increase was primary attributable to the Company's build of inventory, to support the anticipated demand for AeroForm in the US. Cash outflows for property, plant and equipment also increased to $0.9 million from $0.3 million in the first quarter of 2017.

Investor Conference Call

An investor conference call to discuss the Appendix 4C and Quarterly Update will be held on Wednesday 26 July 2017 9:00am AEST (Tuesday 25 July 4:00pm PDT). An archived version of the webcast will be available for at least one week in the Investor section of the company's website at www.airxpanders.com.

For those who have pre-registered for the call – please use the pin and dial in provided in your email, alternatively you may use the following dial in details.

Conference ID: 430 830

Conference Call Toll-Free Access Numbers

Australia Toll Free:           1 800 558 698

Alternate Australia Toll Free: 1 800 809 971

Australia Local:      02 9007 3187               New Zealand Toll Free: 0800 453 055

NZ Local (Auckland):      09 929 1687               NZ Local (Wellington): 04 974 7738

NZ Local (Christchurch): 03 974 2632               China Wide: 4001 200 659

Belgium:           0800 72 111               Canada: 1855 8811 339

France:                0800 913 848               Germany: 0800 182 7617

Hong Kong:           800 966 806               India:           0008 0010 08443

Indonesia:           001 803 019 3275          Ireland:      1800 948 625

Italy:                800 793 500               Japan:           0053 116 1281

Malaysia:           1800 816 294               Philippines: 1800 1110 1462

Norway:           800 69 950               South Korea: 00 798 142 063 275

Singapore:           800 101 2785               South Africa: 0800 999 976

Sweden:           020 791 959               Taiwan:      008 0112 7397

Switzerland:           0800 820 030               UAE:      8000 3570 2705

Thailand:           001800 156 206 3275          United States: (855) 881 1339

United Kingdom: 0800 051 8245               US Local (Los Angeles): (909) 235 4020

US Local (New York):     (914) 202 3258

US Local (Chicago): (815) 373 2080

- ENDS -

Company	Investor relations
Scott Dodson President & CEO Tel: +1 (650)-390-9008 Email: sdodson@airxpanders.com	Kyahn Williamson WE Buchan Tel: +61 (3) 9866 4722 / + 61 (0)401018828 Email: kwilliamson@buchanwe.com.au

About AirXpanders

Founded in 2005, AirXpanders, Inc. (www.airxpanders.com) designs, manufactures and markets innovative medical devices to improve breast reconstruction. The Company’s AeroForm Tissue Expander System, is used in patients undergoing two-stage breast reconstruction following mastectomy. Headquartered in Palo Alto, California, AirXpanders’ vision is to be the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction. AirXpanders is a publically listed Company on the Australian Securities Exchange under the symbol “AXP.” AeroForm was granted U.S. FDA de novo marketing authorization in 2016, first CE mark in Europe in 2012 and is currently licensed for sale in Australia.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These include, without limitation, our cash sufficiency forecast; U.S. commercial market acceptance and U.S. sales of our product as well as, our expectations with respect to our ability to obtain verification at our third-party contract manufacturer on a timely basis; our ability to become the global leader in reconstructive surgery products and to become the standard of care in two-stage breast reconstruction.

Management believes that these forward-looking statements are reasonable when made. You should not place undue reliance on forward-looking statements because they speak only as of the date when made. AirXpanders may not actually achieve the plans, projections or expectations disclosed in forward-looking statements. Actual results, developments or events could differ materially from those disclosed in the forward-looking statements. For additional information and considerations regarding the risks faced by AirXpanders that could cause actual results to differ materially, see its registration statement, as amended, on Form 10, as filed with the Securities and Exchange Commission on July 17, 2017 including under the caption "Risk Factors," as well as other periodic reports filed with the SEC from time to time. AirXpanders disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

For more information, refer to the Company’s website at www.airxpanders.com.

Foreign Ownership Restriction:

AirXpanders’ CHESS Depositary Interests (CDIs) are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers or sales which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. The holders of AirXpanders’ CDIs are unable to sell the CDIs into the US or to a US person unless the re-sale of the CDIs is registered under the Securities Act or an exemption is available. Hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act.

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
AirXpanders Inc
ABN	Quarter ended (“current quarter”)
28 604 398 423	June 30, 2017

Consolidated statement of cash flows		Current quarter Q2 US$ ’000	Year to date 6 Months US$ ’000
1.	Cash flows from operating activities	391	566
1.1	Receipts from customers
1.2	Payments for	(955)	(1,716)
(a)research and development
(b)product manufacturing and operating costs		(1,444)	(2,513)
(c)advertising and marketing		(828)	(1,246)
(d)leased assets		-	-
(e)staff costs		(4,183)	(7,691)
(f)administration and corporate costs		(1,394)	(2,465)
1.3	Dividends received (see note 3)
1.4	Interest received	62	62
1.5	Interest and other costs of finance paid	(9)	(26)
1.6	Income taxes paid	-	-
1.7	Government grants and tax incentives	-	-
1.8	Other (provide details if material)	-	-
1.9	Net cash from / (used in) operating activities	(8,360)	(15,029)

2.	Cash flows from investing activities	(948)	(1,220)
2.1	Payments to acquire:
	(a)property, plant and equipment
	(b)businesses (see item 10)	-	-
	(c)investments *	-	(24,953)
	(d)intellectual property	-	-
	(e)other non-current assets	-	-
2.2	Proceeds from disposal of:	-	-
	(a)property, plant and equipment
	(b)businesses (see item 10)	-	-
	(c)investments	-	-
	(d)intellectual property	-	-
	(e)other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	(948)	(26,173)
*Represents short term investments consisting of highly liquid, U.S. Treasury securities, with maturities scheduled over the next 15 months to match anticipated cash needs.
3.	Cash flows from financing activities	-	34,110
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	6	42
3.4	Transaction costs related to issues of shares, convertible notes or options	-	(1,462)
3.5	Proceeds from borrowings
3.6	Repayment of borrowings	(375)	(750)
3.7	Transaction costs related to loans and borrowings	-	-
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	(369)	31,940

4.	Net increase / (decrease) in cash and cash equivalents for the period	11,892	11,477
4.1	Cash and cash equivalents at beginning of quarter/year to date
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(8,360)	(15,029)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(948)	(26,173)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	(369)	31,940
4.5	Effect of movement in exchange rates on cash held	-	-
4.6	Cash and cash equivalents at end of quarter	2,215	2,215

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter US$’000	Previous quarter US$’000
5.1	Bank balances	2,215	11,892
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above) #	2,215	11,892

# The Company had short term investments of $24.9 million as of June 30, 2017, consisting of highly liquid, U.S. Treasury securities, with maturities scheduled over the next 12 months.

6.	Payments to directors of the entity and their associates	Current quarter US$'000
6.1	Aggregate amount of payments to these parties included in item 1.2	188
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Payments represent remuneration paid to the Board of Directors and President & Chief Executive Officer.

7.	Payments to related entities of the entity and their associates	Current quarter US$'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end US$’000	Amount drawn at quarter end US$’000
8.1	Loan facilities	-	$512
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

In January 2014, the Company borrowed $3,500,000 under a loan and security agreement with a financial institution which expires in July 2017. Interest is paid monthly on the principal amount at 7.34%. The loan is secured by substantially all of the Company’s assets, excluding intellectual property. Under the terms of the agreement, interest-only payments were made monthly through March 2015, with principal payments commencing in April 2015, due in 28 equal monthly installments. A fee of $271,250 is due at maturity, which is being accrued over the term of the loan. The Company can prepay the entire loan amount by providing a written five-day notice prior to such prepayment and pay all outstanding principal, interest and prepayment fees plus any default fees and all other sums that shall have become due and payable.

9.	Estimated cash outflows for next quarter	US$’000
9.1	Research and development	(800)
9.2	Product manufacturing and operating costs	(1,500)
9.3	Advertising and marketing	(600)
9.4	Leased assets
9.5	Staff costs	(4,200)
9.6	Administration and corporate costs	(800)
9.7	Other (provide details if material) -Payments for property, plant and equipment -Repayment of borrowings	(500) (400)
9.8	Total estimated cash outflows	(8,800)

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N /A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.
2	This statement gives a true and fair view of the matters disclosed.

Sign here:      /s/ Brendan Case                    Date: July 26, 2017 (Australia Eastern Standand Time)

                      (Company secretary)

Print name:	Brendan Case

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.